Exhibit 99.1

CareTrust REIT Announces First Quarter 2022 Operating Results

Conference Call Scheduled for Friday, May 6, 2022 at 1:00 pm ET
SAN CLEMENTE, Calif., May 5, 2022 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended March 31, 2022, as well as other recent events.
For the quarter, CareTrust REIT reported:
•95% of contractual rents collected;
•Net loss of $43.3 million and net loss per share of $0.45;
•Normalized FFO of $35.9 million, a 5.2% increase over the prior year, and normalized FFO per share of $0.37;
•Normalized FAD of $37.9 million, a 4.8% increase over the prior year, and normalized FAD per share of $0.39; and
•A quarterly dividend of $0.275 per share, representing a payout ratio of approximately 71% on normalized FAD.

Key Operating Metrics

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, commented on the Company’s collections amid continuing post-COVID disruptions across the industry in the quarter. “We’re pleased to report collection of 95% of contractual rents in the quarter, and that April rent came in at 93% without any security deposit application, as most of our operators are making the necessary moves to manage through the current headwinds,” he said. Mr. Sedgwick noted that the effects of a historically tight labor market, tapering of stimulus funds, and a lingering pandemic continue to present an operating environment where both the strengths and weaknesses of operators are magnified. “We are as committed as ever to support and to grow with the best-in-class operators in skilled nursing, seniors housing, and now behavioral health – many of whom are our operating partners already,” he added.

Looking at the occupancy in the quarter, Mr. Sedgwick reported that CareTrust’s skilled nursing portfolio occupancy held stable in the quarter over Q4 2021. As for seniors housing occupancy, he added, "After being flat for most of 2021 we are pleased to report a 100 bps increase in seniors housing in the quarter over Q4 2021."

Portfolio Optimization

Mr. Sedgwick also reported on the Company’s previously announced plan to optimize its portfolio in 2022. “The current environment continues to provide an excellent opportunity to strengthen our portfolio through a combination of disciplined growth, key dispositions and re-tenanting and repositioning of assets,” he said. In February, the Company announced a comprehensive review and repositioning plan for 2022, affecting 32 of CareTrust’s 228 assets, and representing approximately 10% of contractual cash rents as of December 31, 2021. “27 of the 32 assets are now actively on the market,” he said.

Mr. Sedgwick also reported significant progress on CareTrust's previously announced intention to enter the behavioral health asset class. “We are pleased to announce that, since our last call, we have reached agreement with Landmark Recovery to convert three of our underperforming seniors housing facilities into residential addiction recovery centers," he said, noting that the three properties are coming from the 32 assets included in CareTrust’s repositioning plan. “The behavioral space presents the Company with a new and high-demand asset class where we can reposition certain existing assets in a way that fits our mission of matching great operators with great opportunities,” he said.

Investing in Growth

In addition to optimizing the portfolio in 2022, Mr. Sedgwick stated that the Company is also making key personnel changes aimed at capturing additional growth opportunities and further optimizing outcomes. “We are pleased to announce that industry veteran Scott Grossman has joined CareTrust as the Company’s Vice President of Asset Management,” said Mr. Sedgwick. He commented that Mr. Grossman’s experience in skilled nursing and seniors housing asset management brings a new level of large REIT expertise and leadership to that function at CareTrust. In addition, Mr. Sedgwick explained, “Scott heading up Asset Management allows us to strategically redeploy some key internal talent from portfolio management work to focusing on building the Company’s operator and investment pipelines, with an emphasis on sourcing off-market deals.”

Investments in the Quarter

During the quarter, CareTrust acquired a 155-bed skilled nursing facility in Ennis, Texas for a purchase price of $8.9 million, inclusive of transaction costs. The facility was added to the existing master lease with affiliates of Eduro Healthcare, who took over operations on February 1, 2022. Annual cash rent under the Eduro master lease increased by approximately $815,000 with CPI-based annual rent escalators. The initial term of Eduro's master lease with CareTrust was also extended by four years in connection with the transaction. The acquisition was funded using cash on hand.

In March 2022, CareTrust acquired a skilled nursing campus in Decatur, Illinois with 95 licensed skilled nursing beds, 46 assisted living units and five independent living units for a purchase price of $13.1 million, inclusive of transaction costs and capital expenditure commitments. The facility was added to the existing master lease with affiliates of WLC Management Firm, LLC, who took over operations on March 1, 2022. Annual cash rent under the WLC master lease increased by approximately $1.24 million with CPI-based annual rent escalators. The acquisition was funded using CareTrust's $600 million unsecured revolving credit facility.

Commenting on the investment pipeline, Mark Lamb, CareTrust’s Chief Investment Officer, said, “We’re encouraged by the pickup in deal flow crossing our desk.” Mr. Lamb added, “We are excited by the new operators and opportunities that we are currently seeing from our bread and butter skilled nursing and seniors housing acquisitions, potential debt investments from the planned debt partnership we announced last quarter and from the expansion of our investment box to include behavioral health.”

Guidance Discussion

Chief Financial Officer Bill Wagner commented on issuing guidance at this stage in CareTrust's asset management plan. “While progress has been made on the disposition strategy laid out last quarter, we need more visibility into the execution of dispositions and possible re-tenanting work over the coming months before issuing guidance for this year.”

Financial Results for Quarter Ended March 31, 2022

Mr. Wagner reported that, for the first quarter, CareTrust reported a net loss of $43.3 million, or $(0.45) per diluted weighted-average common share, normalized FFO of $35.9 million, or $0.37 per diluted weighted-average common share, and normalized FAD of $37.9 million, or $0.39 per diluted weighted-average common share.

Mr. Wagner reported that the quarter’s GAAP financial results were impacted by the Company’s asset disposition plan and the applicable facilities meeting the criteria to be classified as held for sale. “These changes resulted in total impairments of $59.7 million,” he stated. Mr. Wagner further stated, “We view these adjustments as a necessary part of our overall asset management plan to sell or reposition certain facilities to strengthen our growth platform moving forward.”

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 3.9x, which is under the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 26.6%. Mr. Wagner stated that as of today, the Company had approximately $105 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has $22 million in cash on hand. He further noted that the Company currently has approximately $476.5 million in available authorization remaining on its at-the-market equity program. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Increased

During the quarter, CareTrust increased its quarterly dividend from $0.265 to $0.275 per common share. On an annualized basis, the payout ratio was approximately 74% based on first quarter 2022 normalized FFO, and 71% based on normalized FAD.

Conference Call

A conference call will be held on Friday, May 6, 2022, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter 2022 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 3068616. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including plans to sell, re-tenant or repurpose selected Company assets, the Company's possible expansion into behavioral health properties and acquisition plans; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended March 31, 2022 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2022	2021
Revenues:
Rental income	$46,007	$45,246
Interest and other income	469	505
Total revenues	46,476	45,751
Expenses:
Depreciation and amortization	13,575	13,473
Interest expense	5,742	5,762
Property taxes	1,420	696
Impairment of real estate investments	59,683	—
Provision for loan losses, net	3,844	—
Property operating expenses	447	—
General and administrative	5,215	5,142
Total expenses	89,926	25,073
Other income (loss):
Gain (loss) on sale of real estate	186	(192)
Net (loss) income	$(43,264)	$20,486

(Loss) earnings per common share:
Basic	$(0.45)	$0.21
Diluted	$(0.45)	$0.21

Weighted-average number of common shares:
Basic	96,410	95,378
Diluted	96,410	95,385

Dividends declared per common share	$0.275	$0.265

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2022	2021

Net (loss) income	$(43,264)	$20,486
Depreciation and amortization	13,575	13,473
Interest expense	5,742	5,762
Amortization of stock-based compensation	1,521	1,585
EBITDA	(22,426)	41,306
Impairment of real estate investments	59,683	—
Provision for loan losses, net	3,844	—
Provision for doubtful accounts and lease restructuring	977	—
Lease termination revenue	—	(63)
Property operating expenses	1,231	—
(Gain) loss on sale of real estate	(186)	192
Normalized EBITDA	$43,123	$41,435

Net (loss) income	$(43,264)	$20,486
Real estate related depreciation and amortization	13,571	13,466
Impairment of real estate investments	59,683	—
(Gain) loss on sale of real estate	(186)	192
Funds from Operations (FFO)	29,804	34,144
Provision for loan losses, net	3,844	—
Provision for doubtful accounts and lease restructuring	977	—
Lease termination revenue	—	(63)
Property operating expenses	1,231	—
Normalized FFO	$35,856	$34,081

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2022	2021

Net (loss) income	$(43,264)	$20,486
Real estate related depreciation and amortization	13,571	13,466
Amortization of deferred financing fees	520	487
Amortization of stock-based compensation	1,521	1,585
Straight-line rental income	(6)	(12)
Impairment of real estate investments	59,683	—
(Gain) loss on sale of real estate	(186)	192
Funds Available for Distribution (FAD)	31,839	36,204
Provision for loan losses, net	3,844	—
Provision for doubtful accounts and lease restructuring	977	—
Lease termination revenue	—	(63)
Property operating expenses	1,231	—
Normalized FAD	$37,891	$36,141

FFO per share	$0.31	$0.36
Normalized FFO per share	$0.37	$0.36

FAD per share	$0.33	$0.38
Normalized FAD per share	$0.39	$0.38

Diluted weighted average shares outstanding [1]	96,701	95,621

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Revenues:
Rental income	$45,246	$47,744	$48,087	$49,118	$46,007
Interest and other income	505	514	518	619	469
Total revenues	45,751	48,258	48,605	49,737	46,476
Expenses:
Depreciation and amortization	13,473	13,843	13,968	14,056	13,575
Interest expense	5,762	6,534	5,692	5,689	5,742
Property taxes	696	766	1,004	1,108	1,420
Impairment of real estate investments	—	—	—	—	59,683
Provision for loan losses, net	—	—	—	—	3,844
Property operating expenses	—	—	—	—	447
General and administrative	5,142	5,798	5,196	10,738	5,215
Total expenses	25,073	26,941	25,860	31,591	89,926
Other (loss) income:
Loss on extinguishment of debt	—	—	(10,827)	—	—
(Loss) gain on sale of real estate	(192)	—	—	115	186
Total other (loss) income	(192)	—	(10,827)	115	186
Net income (loss)	$20,486	$21,317	$11,918	$18,261	$(43,264)

Diluted earnings (loss) per share	$0.21	$0.22	$0.12	$0.19	$(0.45)

Diluted weighted average shares outstanding	95,385	96,120	96,297	96,552	96,410

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022

Net income (loss)	$20,486	$21,317	$11,918	$18,261	$(43,264)
Depreciation and amortization	13,473	13,843	13,968	14,056	13,575
Interest expense	5,762	6,534	5,692	5,689	5,742
Amortization of stock-based compensation	1,585	1,810	1,802	5,635	1,521
EBITDA	41,306	43,504	33,380	43,641	(22,426)
Impairment of real estate investments	—	—	—	—	59,683
Provision for loan losses, net	—	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	—	—	—	977
Lease termination revenue	(63)	—	—	—	—
Property operating expenses	—	—	—	8	1,231
Loss (gain) on sale of real estate	192	—	—	(115)	(186)
Non-routine transaction costs	—	—	—	1,418	—
Loss on extinguishment of debt	—	—	10,827	—	—
Normalized EBITDA	$41,435	$43,504	$44,207	$44,952	$43,123

Net income (loss)	$20,486	$21,317	$11,918	$18,261	$(43,264)
Real estate related depreciation and amortization	13,466	13,837	13,964	14,051	13,571
Impairment of real estate investments	—	—	—	—	59,683
Loss (gain) on sale of real estate	192	—	—	(115)	(186)
Funds from Operations (FFO)	34,144	35,154	25,882	32,197	29,804
Effect of the senior unsecured notes payable redemption	—	642	—	—	—
Provision for loan losses, net	—	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	—	—	—	977
Lease termination revenue	(63)	—	—	—	—
Property operating expenses	—	—	—	8	1,231
Accelerated amortization of stock-based compensation	—	—	—	3,696	—
Non-routine transaction costs	—	—	—	1,418	—
Loss on extinguishment of debt	—	—	10,827	—	—
Normalized FFO	$34,081	$35,796	$36,709	$37,319	$35,856

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022

Net income (loss)	$20,486	$21,317	$11,918	$18,261	$(43,264)
Real estate related depreciation and amortization	13,466	13,837	13,964	14,051	13,571
Amortization of deferred financing fees	487	495	519	521	520
Amortization of stock-based compensation	1,585	1,810	1,802	5,635	1,521
Straight-line rental income	(12)	(8)	(6)	(6)	(6)
Impairment of real estate investments	—	—	—	—	59,683
Loss (gain) on sale of real estate	192	—	—	(115)	(186)
Funds Available for Distribution (FAD)	36,204	37,451	28,197	38,347	31,839
Effect of the senior unsecured notes payable redemption	—	642	—	—	—
Provision for loan losses, net	—	—	—	—	3,844
Provision for doubtful accounts and lease restructuring	—	—	—	—	977
Lease termination revenue	(63)	—	—	—	—
Property operating expenses	—	—	—	8	1,231
Non-routine transaction costs	—	—	—	1,418	—
Loss on extinguishment of debt	—	—	10,827	—	—
Normalized FAD	$36,141	$38,093	$39,024	$39,773	$37,891

FFO per share	$0.36	$0.36	$0.27	$0.33	$0.31
Normalized FFO per share	$0.36	$0.37	$0.38	$0.39	$0.37

FAD per share	$0.38	$0.39	$0.29	$0.40	$0.33
Normalized FAD per share	$0.38	$0.40	$0.40	$0.41	$0.39

Diluted weighted average shares outstanding [1]	95,621	96,366	96,592	96,646	96,701

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2022	December 31, 2021
Assets:
Real estate investments, net	$1,402,889	$1,589,971
Other real estate investments	15,155	15,155
Assets held for sale, net	141,716	4,835
Cash and cash equivalents	26,586	19,895
Accounts and other receivables	1,110	2,418
Prepaid expenses and other assets, net	5,668	7,512
Deferred financing costs, net	817	1,062
Total assets	$1,593,941	$1,640,848

Liabilities and Equity:
Senior unsecured notes payable, net	$394,484	$394,262
Senior unsecured term loan, net	199,189	199,136
Unsecured revolving credit facility	105,000	80,000
Accounts payable, accrued liabilities and deferred rent liabilities	23,785	25,408
Dividends payable	26,900	26,285
Total liabilities	749,358	725,091

Equity:
Common stock	965	963
Additional paid-in capital	1,195,586	1,196,839
Cumulative distributions in excess of earnings	(351,968)	(282,045)
Total equity	844,583	915,757
Total liabilities and equity	$1,593,941	$1,640,848

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(43,264)	$20,486
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	13,594	13,486
Amortization of deferred financing costs	520	487
Amortization of stock-based compensation	1,521	1,585
Straight-line rental income	(6)	(12)
Adjustment for collectibility of rental income	977	—
(Gain) loss on sale of real estate	(186)	192
Impairment of real estate investments	59,683	—
Provision for loan losses, net	3,844	—
Change in operating assets and liabilities:
Accounts and other receivables	337	(100)
Prepaid expenses and other assets, net	(404)	278
Accounts payable, accrued liabilities and deferred rent liabilities	(2,037)	(2,453)
Net cash provided by operating activities	34,579	33,949
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(21,915)	(138,151)
Purchases of equipment, furniture and fixtures and improvements to real estate	(1,918)	(1,319)
Investment in other loans receivable	(2,086)	(700)
Principal payments received on real estate mortgage and other loans receivable	888	56
Net proceeds from sales of real estate	959	6,814
Net cash used in investing activities	(24,072)	(133,300)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	16,191
Borrowings under unsecured revolving credit facility	25,000	120,000
Net-settle adjustment on restricted stock	(2,772)	(1,330)
Dividends paid on common stock	(26,044)	(23,960)
Net cash (used in) provided by financing activities	(3,816)	110,901
Net increase in cash and cash equivalents	6,691	11,550
Cash and cash equivalents as of the beginning of period	19,895	18,919
Cash and cash equivalents as of the end of period	$26,586	$30,469

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2022
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	56.7%	$(5,516)		$394,484
Floating Rate Debt

Senior unsecured term loan	1.957%	[1]	2026		200,000	28.4%	(811)		199,189
Unsecured revolving credit facility	1.557%	[2]	2024	[3]	105,000	14.9%	—	[4]	105,000
	1.820%				305,000	43.3%	(811)		304,189

Total Debt	2.986%				$705,000	100.0%	$(6,327)		$698,673

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.